EXHIBIT 10.1












                         UNION BANK OF CALIFORNIA, N.A.



                               SEPARATION PAY PLAN



                            (EFFECTIVE APRIL 1, 2005)













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ARTICLE I. DEFINITIONS.........................................................1

      1.1  "Administrative Committee"..........................................1

      1.2  "Affiliated Group"..................................................1

      1.3  "Base Pay"..........................................................1

      1.4  "Code"..............................................................2

      1.5  "Comparable Position"...............................................2

      1.6  "Eligible Employee".................................................2

      1.7  "Employer"..........................................................4

      1.8  "Employment"........................................................4

      1.9  "ERISA".............................................................4

      1.10 "Guaranteed Reinstatement Period"...................................4

      1.11 "Job Elimination"...................................................4

      1.12 "Non-Benefits Eligible Employee"....................................5

      1.13 "Participant".......................................................5

      1.14 "Participating Employer"............................................5

      1.15 "Plan"..............................................................6

      1.16 "Plan Year".........................................................6

      1.17 "Separation Pay"....................................................6

      1.18 "Separation Pay Allowance"..........................................6

      1.19 "Termination Date"..................................................6

      1.20 "Year of Service"...................................................6

ARTICLE II. PARTICIPATION......................................................7

      2.1  Participation.......................................................7

      2.2  Persons Who Shall Not Participate...................................7


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      2.3  Settlement and Release Agreement....................................8

ARTICLE III. SEPARATION BENEFITS...............................................9

      3.1  Separation Pay Allowance............................................9

      3.2  Payment of Separation Pay Allowance.................................9

      3.3  Special Lump Sum Election..........................................10

      3.4  Interest...........................................................10

      3.5  Deductions.........................................................10

      3.6  Repayment or Forfeiture of Separation Pay Allowance................10

      3.7  Effect of the Participant's Leave of Absence.......................10

      3.8  Effect of the Participant's Death..................................12

      3.9  Limitation on Separation Pay.......................................12

ARTICLE IV. WELFARE BENEFITS..................................................12

      4.1  Continuation of Coverage...........................................12

ARTICLE V. SOURCE OF PAYMENTS AND EXPENSES....................................13

      5.1  Source of Payments.................................................13

      5.2  Expenses...........................................................13

ARTICLE VI. ADMINISTRATION AND PLAN FIDUCIARIES...............................13

      6.1  Plan Sponsor.......................................................13

      6.2  Plan Administrator.................................................13

      6.3  Administrative Responsibility......................................13

      6.4  Review of Denied Claims............................................14

      6.5  Named Fiduciaries..................................................14

      6.6  Allocation and Delegation of Responsibilities......................14

      6.7  Indemnification....................................................14

ARTICLE VII. CLAIMS AND APPEALS...............................................15


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      7.1  Claims for Benefits................................................15

      7.2  Review of Denied Claims............................................16

      7.3  Exhaustion of Remedies.............................................18

ARTICLE VIII. GENERAL PROVISIONS..............................................18

      8.1  Legal Construction of the Plan.....................................18

      8.2  No Rights Created or Accrued.......................................18

      8.3  Benefits Not Contingent Upon Retirement............................19

      8.4  Relation of the Plan to Descriptive Matter.........................19

      8.5  Nonalienation of Benefits..........................................19

ARTICLE IX. AMENDMENT, SUSPENSION AND TERMINATION.............................19

      9.1  Amendment, Suspension and Termination..............................19

      9.2  Participating Employer Withdrawal..................................19

      9.3  Effect of Amendment, Suspension, Termination or Withdrawal.........20

ARTICLE X. EXECUTION..........................................................20




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                         UNION BANK OF CALIFORNIA, N.A.

                               SEPARATION PAY PLAN




                                  INTRODUCTION

         The Union Bank of California, N.A. Separation Pay Plan (the "Plan") was established to provide severance benefits to Eligible Employees who become Participants in the Plan. The Plan is intended to be, and shall be maintained and operated as, an employee welfare benefit plan under ERISA.

         The Plan is effective as of April 1, 2005. The Plan supersedes any plan, program or practice previously in effect, with respect to a Participating Employer other than any written employment contract or separate severance agreement that expressly provides such benefits and the Union Bank of California, N.A. Termination Pay Plan (the "Basic Plan").

                                   ARTICLE I.

                                   DEFINITIONS

         When used in this Plan, the following capitalized words and phrases shall have the following meanings, unless the context clearly indicates otherwise.

         1.1 "ADMINISTRATIVE COMMITTEE" means the Employee Deferred Compensation and Benefit Plans Administrative Committee appointed by the Employer to exercise the duties and responsibilities of plan administrator in accordance with Article VI.

         1.2 "AFFILIATED GROUP" means the Employer, each Participating Employer and any other direct or indirect subsidiary or affiliate of the Employer or a Participating Employer.

         1.3 "BASE PAY" means an Eligible Employee's base rate of pay with the Participating Employer and includes shift differentials. Base Pay does not include any other special payment,


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such as overtime, bonuses or expense reimbursements. With respect to an Eligible
Employee the primary component of whose Base Pay is commission-based under a variable pay plan, Base Pay shall be the Eligible Employee's adjusted Base Pay, determined in accordance with the written procedures of the Employer.

         1.4 "CODE" means the Internal Revenue Code of 1986, as amended, and includes regulations promulgated thereunder by the Secretary of Treasury.

         1.5 "COMPARABLE POSITION" means a job involving the use of generally similar skills in the performance of the functions of the position and having generally similar responsibilities with any member of the Affiliated Group or an employer described in Section 2.2(g), provided that the salary of full-time employees in such job would be at least 90% of his or her Base Pay immediately prior to the Termination Date, and the scheduled hours of part-time employees would be at least 80% of his or her scheduled hours immediately prior to the Termination Date and that the location of the job is within a 35-mile radius of the person's residence or results in a greater commuting distance if the person's commute from his or her residence immediately prior to the Termination Date exceeds 35 miles. Notwithstanding any other provision of this Plan to the contrary, the determination as to whether a position is a Comparable Position under this Section 1.5 shall be made by the Employer in its sole discretion.

         1.6 "ELIGIBLE EMPLOYEE" means a regular employee of a Participating Employer scheduled to work at least 17 1/2 hours each week in a position designated by the Employer as benefits-eligible, and whose job performance meets the minimum job performance criteria established by the Participating Employer, as determined by the Participating Employer in its sole discretion. Notwithstanding the preceding sentence, the following employees shall not be Eligible Employees under any circumstances:


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              (a) Any person who is classified by the Participating Employer as a Non-Benefits Eligible Employee;

              (b) Any person who performs services for the Participating Employer as an independent contractor or as a leased employee (within the meaning of section 414(n) of the Code);

              (c) Any person who has not completed three (3) months of service with the Participating Employer as of the date he or she is provided notice of termination under Section 2.1(a);

              (d) Any person who is a nonresident alien and provides temporary services to a Participating Employer on an intra-company transfer visa or a similar visa classification; and

              (e) Any person who is a party to a written employment contract with a Participating Employer expressly providing such person with severance benefits; and

              (f) Any person who is a participant in or who may be eligible to receive severance benefits under any other severance plan or arrangement established by a Participating Employer.

The term Eligible Employee includes an employee on an approved leave of absence for which the Participating Employer's leave of absence policy provides for guaranteed reinstatement of employment to such employee's prior position or an equivalent position, and if such employee is not described in (a), (b), (c),(d),
(e) or (f). The term Eligible Employee shall not include any individual whose compensation from a Participating Employer is reported on Form 1099 or who performs services for a Participating Employer pursuant to an agreement between the Participating Employer and a third party leasing or professional employment organization,


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staffing firm or other similar third party organization. Individuals not classified as employees on the payroll records of a Participating Employer for a particular period shall not be considered Eligible Employees for the period even if a court or administrative agency determines that such individuals are or were employees of a Participating Employer during such period for purposes of payroll taxes, labor or employment law or any other non-Plan purpose.

         1.7 "EMPLOYER" means Union Bank of California, N.A., a national banking association, or any successor thereof.

         1.8 "EMPLOYMENT" means employment with any member of the Affiliated Group.

         1.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and includes regulations promulgated thereunder by the Secretary of Labor.

         1.10 "GUARANTEED REINSTATEMENT PERIOD" means the period of time during which an Eligible Employee is guaranteed reinstatement to his or her prior position or an equivalent position in accordance with the Participating Employer's written leave of absence policies.

         1.11 "JOB ELIMINATION" means, with respect to an Eligible Employee a termination of employment with the Participating Employer resulting from restructure or elimination of the employee's group, division, department, branch or position because of any one of the following events, as determined by the Employer in its sole discretion:

              (a) the sale of stock or assets of the Participating Employer;

              (b) the internal reorganization of the operations of the Participating Employer;

              (c) a change in technology used by or in the business conducted by the Participating Employer; or

              (d) a reduced work volume.


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         1.12 "NON-BENEFITS ELIGIBLE EMPLOYEE" means an employee of a
Participating Employer scheduled to work less than 17 1/2 hours each week in a position designated by the Employer in its sole discretion as non-benefits eligible and who is not eligible under the Participating Employer's policies to participate in the health and welfare and retirement benefit plans of the Participating Employer. For purposes of this Plan, Non-Benefits Eligible Employee shall also include an employee who is a temporary employee or who performs services for a Participating Employer as a term employee without regard to the number of hours he or she is scheduled to work each week or whether he or she participates in the Participating Employer's health and welfare and retirement benefit plans.

         1.13 "PARTICIPANT" means an Eligible Employee who participates in the Plan pursuant to Article II.

         1.14 "PARTICIPATING EMPLOYER" means, with respect to an Eligible Employee, the Participating Employer with which he or she is employed. The Participating Employers include the Employer and any subsidiary or affiliate of the Employer which has been designated by the Employer as a Participating Employer and whose board or other governing body also has adopted the Plan. An entity that becomes a Participating Employer after the Effective Date shall only be treated as a Participating Employer as of that later date. As of the date on which any subsidiary or affiliate of the Employer becomes a Participating Employer after the Effective Date, this Plan shall supersede any plan, program or practice under which such Participating Employer may have provided severance benefits prior to the effective date of its adoption of this Plan, other than any written employment contract or separate severance agreement that expressly provides for such benefits and other than the Basic Plan.


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         1.15 "PLAN" means the Union Bank of California, N.A. Separation Pay
Plan, as set forth herein and as amended from time to time hereafter.

         1.16 "PLAN YEAR" means the calendar year, except that the first Plan Year shall be the short Plan Year commencing on the Effective Date and ending December 31, 2005.

         1.17 "SEPARATION PAY" means amounts payable under the Plan to a Participant on account of termination of his or her Employment under the conditions described in Article II.

         1.18 "SEPARATION PAY ALLOWANCE" means the total amount of Separation Pay that a Participant may receive under the Plan.

         1.19 "TERMINATION DATE" means, with respect to an Eligible Employee, the date selected by the Participating Employer on which the Eligible Employee's employment with the Participating Employer is to cease. An Eligible Employee's Termination Date shall be at least 60 days from the date on which notice is given under Section 2.1(a).

         1.20 "YEAR OF SERVICE" means each complete 12-consecutive months of service with the Participating Employer in the period elapsed from the Participant's first day of employment to his or her Termination Date, including any period of approved leave of absence, as determined by the Employer in its sole discretion. Service prior to a break in service shall not be added to service after the break in service in determining a Participant's Years of Service. For this purpose, a Participant experienced a break in service if he or she previously resigned or otherwise terminated employment with a Participating Employer or was terminated by a Participating Employer for any reason, and later was re-employed by a Participating Employer. A break in service is measured from the date of termination to the day the Participant is re-employed.


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                                  ARTICLE II.

                                  PARTICIPATION


         2.1 PARTICIPATION. An Eligible Employee shall become a Participant in the Plan if:

              (a) The Participating Employer provides a written notice to the Eligible Employee notifying him or her that his or her Employment is to be terminated on account of Job Elimination and setting the Eligible Employee's Termination Date for purposes of this Plan;

              (b) The Eligible Employee voluntarily elects in writing to participate in this Plan (thereby waiving participation in the Basic
         Plan) by executing the "Settlement and Release Agreement" required under Section 2.3 prior to his or her Termination Date;

              (c) The Eligible Employee's job performance continues to meet the minimum job performance criteria established by the Participating Employer in its sole discretion until his or her Termination Date; and

              (d) The Eligible Employee actually terminates his or her Employment as of the Termination Date, or becomes a Participant in accordance with Section 3.7.

         2.2 PERSONS WHO SHALL NOT PARTICIPATE. Notwithstanding any contrary provision of this Plan, an Eligible Employee shall not become a Participant and shall not be eligible for Separation Pay if he or she:

              (a) Is terminated due to poor performance, dishonesty or other misconduct, or failure to comply with the law or with the policies of the Participating Employer;

              (b) Is terminated for any reason other than Job Elimination;

              (c) Is on a leave of absence without a Guaranteed Reinstatement Period or has exceeded the Guaranteed Reinstatement Period;


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              (d) Is a participant in the Basic Plan or has an employment or separate severance agreement with the Participating Employer providing for termination pay benefits;

              (e) Is a participant in any other severance plan or arrangement established by a Participating Employer;

              (f) Is offered continued employment with the Affiliated Group in a Comparable Position to the one held by the Eligible Employee immediately prior to his or her Termination Date or declines an interview for such a Comparable Position; or

              (g) Is terminated as a result of the acquisition, sale or spin-off of the Participating Employer or any facility or branch of the Participating Employer and is offered employment in a Comparable Position with the purchaser or other surviving entity within 90 days of the sale or spin-off. If an Eligible Employee initially became a Participant and received Separation Pay during such 90 day period (because the purchaser or the surviving entity did not offer employment in a Comparable Position) and later the Eligible Employee is offered employment in a Comparable Position or becomes employed in a Comparable Position within such 90 day period, the forfeiture and repayment provisions of Section 3.6 shall apply.

         2.3 SETTLEMENT AND RELEASE AGREEMENT. Each Eligible Employee shall execute a "Settlement and Release Agreement" as a condition of participation in the Plan. An Eligible Employee shall not become a Participant and shall not be eligible for Separation Pay under this Plan unless he or she properly completes and executes the Settlement and Release Agreement in exactly the form provided to the Eligible Employee by the Employer, without altering or adding to the Settlement and Release Agreement in any way, and he or she does not revoke or rescind


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the Settlement and Release Agreement. The Settlement and Release Agreement shall provide that execution of such Settlement and Release Agreement by the Eligible Employee will constitute a waiver and release of every claim the Eligible Employee might otherwise have arising out of his or her employment or the termination of his or her employment. If an Eligible Employee fails to execute the Settlement and Release Agreement by his or her Termination Date, or executes but later revokes or rescinds the Settlement and Release Agreement, such Eligible Employee shall fail to qualify as a Participant under the Plan.

                                  ARTICLE III.

                               SEPARATION BENEFITS

         3.1 SEPARATION PAY ALLOWANCE. Upon termination of Employment, a Participant shall be eligible to receive a Separation Pay Allowance equal to the amount designated for his or her job classification on the Benefits Exhibit, for his or her status as an exempt or nonexempt employee; and for exempt employees further based on salary and corporate title. The Participant's job classification is the classification he or she held immediately prior to the notice of the Termination Date. The Employer reserves the right to alter, reduce or eliminate this formula, in whole or in part, pursuant to Section 9.1.

         3.2 PAYMENT OF SEPARATION PAY ALLOWANCE. The normal form of payment of a Participant's Separation Pay Allowance shall be as salary continuation on the same bi-weekly basis as the Participant's salary was paid immediately prior to the Termination Date or such other pay period basis as the Participating Employer implements with respect to active employees. Notwithstanding the preceding sentence, an Eligible Employee who becomes a Participant as described in Section 3.7 may receive payment of some or all of his or her Separation Pay Allowance as a lump sum in accordance with Section 3.7.


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         3.3 `SPECIAL LUMP SUM ELECTION. In accordance with this Section 3.3, the Employer reserves the right to allow certain Participants to elect a single sum payment of the Separation Pay Allowance then remaining unpaid (a "Lump Sum") during the salary continuation period. A Participant's election of a Lump Sum must be made on the prescribed form, must explain the reason for the Participant's request and must be filed with the Director of Human Resources of the Employer. The Participant's election shall be effective only with the Employer's consent. Except as provided under Section 4.1, or with respect to any outplacement services provided to the Participant, any employee or other fringe benefit that is continued during the salary continuation period shall terminate as of the date the Lump Sum is paid.

         3.4 INTEREST. No interest shall accrue or be paid with respect to any portion of the Participant's Separation Pay Allowance.

         3.5 DEDUCTIONS. The Participating Employer will make such deductions from the Participant's Separation Pay Allowance as required to cover withholding taxes and the voluntary deductions covering any employee benefits that are continued, in the sole discretion of the Participating Employer, during the salary continuation period.

         3.6 REPAYMENT OR FORFEITURE OF SEPARATION PAY ALLOWANCE. If a Participant is reemployed with a member of the Affiliated Group as described in
Section 2.2(f), or if, as described in Section 2.2(g), a Participant is offered employment or becomes employed with the purchaser prior to the end of the salary continuation period, such Participant shall be required to repay or forfeit (as applicable) to the Participating Employer a pro-rata amount of such Separation Pay Allowance, as established by the Employer in its sole discretion.

         3.7 EFFECT OF THE PARTICIPANT'S LEAVE OF ABSENCE. The Termination Date of an Eligible Employee who commences a leave of absence approved by the Participating Employer and in


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accordance with the Participating Employer's written leave of absence policies after being given notice under Section 2.1(a) will be the later of 60 days from the date specified in such notice, the date he or she returns from leave, or such other date as determined in accordance with the Participating Employer's written leave of absence policies. In the case of an Eligible Employee on a leave of absence described in the foregoing sentence, he or she shall become a Participant as of the first day following the Termination Date, and he or she shall receive Separation Pay equal to the amount designated for his or her job classification on the Benefits Exhibit reduced by any pay received by the Participant after the date he or she becomes a Participant and determined in accordance with the Participating Employer's written leave of absence policies, so that the aggregate pay received by such Participant does not exceed the Separation Pay amount. Separation Pay provided under this Section 3.7 shall be paid in the form of a lump sum payment, Separation Pay Allowance, or a combination of both, as determined in accordance with procedures established by the Employer.

         An Eligible Employee who commences a leave of absence approved by the Participating Employer and in accordance with the Participating Employer's written leave of absence policies prior to receiving notice under Section 2.1(a) but who returns within his or her Guaranteed Reinstatement Period shall be provided notice under Section 2.1(a) as soon as administratively practicable following the date he or she return to employment with the Participating Employer. If such Eligible Employee becomes a Participant as provided in Section 2.1, he or she shall receive Separation Pay equal to the amount designated for his or her job classification on the Benefits Exhibit.

         An Eligible Employee who commences a leave of absence approved by the Participating Employer and in accordance with the Participating Employer's written leave of absence policies


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prior to receiving notice under Section 2.1(a), but who is not eligible for a
Guaranteed Reinstatement Period or who returns after his or her Guaranteed Reinstatement Period, shall no longer be an Eligible Employee and shall not become a Participant as provided in Section 2.2(c).

         3.8 EFFECT OF THE PARTICIPANT'S DEATH. If a Participant dies before he or she receives the entire balance of his or her Separation Pay Allowance, any unpaid balance of such Separation Pay Allowance shall be paid to the Participant's spouse or domestic partner if then living or, if not (or none), to the Participant's then living children in equal shares or, if none, to the Participant's estate.[

         3.9 LIMITATION ON SEPARATION PAY. Nothing in this Article III shall require a Participating Employer to make a payment under this Plan, if such payment either alone or in the aggregate with other payments to the Participant from the Participating Employer (or any other Affiliated Group member) would be nondeductible to the Participating Employer for purposes of federal income taxes under section 280G of the Code or otherwise. Any such payment or portion of a payment that the Employer in its sole discretion determines is nondeductible shall be forfeited by the Participant, and, if already paid, it shall be returned to Participating Employer by the Participant.

                                  ARTICLE IV.

                                WELFARE BENEFITS

         4.1 CONTINUATION OF COVERAGE. If a Participant is covered by medical, dental or vision insurance on his or her Termination Date, the Participating Employer, in its sole discretion, may elect to continue employer contributions toward such coverage for a period to be determined by the Participating Employer. Any such coverage shall not be counted as part of the period of the continuation coverage required by section 4980B(f) of the Code and section 602 of ERISA. If



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the Participating Employer does not elect to continue employer contributions, or discontinues employer contributions, the Participant may purchase such coverage, at his or her own expense, during the period for which continuation coverage is required to be offered under section 4980B(f) of the Code or section 602 of ERISA.

                                   ARTICLE V.

                         SOURCE OF PAYMENTS AND EXPENSES

         5.1 SOURCE OF PAYMENTS. Any benefits payable under the Plan shall be unfunded and shall be payable only from the general assets of the Participating Employers.

         5.2 EXPENSES. The expenses of operating and administering the Plan shall be borne entirely by the Participating Employers.

                                  ARTICLE VI.

                       ADMINISTRATION AND PLAN FIDUCIARIES

         6.1 PLAN SPONSOR. The Employer is the "plan sponsor" within the meaning of ERISA.

         6.2 PLAN ADMINISTRATOR. The Administrative Committee is the "administrator" of the Plan (the "Plan Administrator") within the meaning of ERISA.

         6.3 ADMINISTRATIVE RESPONSIBILITY. The Plan Administrator shall be the named fiduciary with the power and sole discretion to determine who is eligible for benefits under the Plan, to interpret the Plan and to prescribe such forms, make such rules, regulations, interpretations and computations and prescribe such guidelines as it may determine are necessary or appropriate for the operation and administration of the Plan, to change the terms of such rules, regulations or guidelines, and to rescind such rules, regulations or guidelines. Such determinations of eligibility, rules, regulations, interpretations, computations and guidelines shall be conclusive and binding upon all persons.


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         6.4 REVIEW OF DENIED CLAIMS. The Plan Administrator shall have the discretionary authority to review an appeal from a denial of benefits under the Plan in accordance with Section 7.2. The Plan Administrator shall determine conclusively for all parties all questions arising with respect to an appeal from a denial of benefits under the Plan, and any decision of the Plan Administrator shall not be subject to further review.

         6.5 NAMED FIDUCIARIES. The Plan Administrator is the "named fiduciary" of the Plan within the meaning of ERISA.

         6.6 ALLOCATION AND DELEGATION OF RESPONSIBILITIES. The Plan Administrator may allocate any of its responsibilities for the operation and administration of the Plan among the officers, employees and agents of the Participating Employers. It may also delegate any of its responsibilities under the Plan by designating, in writing, another person to carry out such responsibilities. Any such written delegation shall become effective when executed by the Plan Administrator, and the designated person shall then be responsible for carrying out the responsibilities described in such writing.

         6.7 INDEMNIFICATION. To the extent permitted by law, the applicable Participating Employer shall, and hereby does, indemnify and hold harmless the members of the Board of Directors of the Participating Employer, the officers of the Participating Employer, the members of the Administrative Committee as Plan Administrator, and any other employees or representative of the Participating Employer who may be deemed to be fiduciaries of the Plan, from and against any and all losses, claims, damages or liabilities (including attorney's fees and amounts paid, with the approval of the Board of Directors of the Employer, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful


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misconduct on the part of any such individual. Any individual person so indemnified shall, within 60 days after receipt of notice of any action, suit or proceeding, notify the Employer and offer in writing to the Employer the opportunity at its own expense, to handle and defend such action, suit or proceeding, and the Employer shall have the right, but not the obligation, to conduct the defense in any such action, suit or proceeding. Failure to give the Employer such notice shall relieve the Employer of any liability under this
Section 6.7. The Participating Employers may satisfy their obligations under this provision (in whole or in part) by the purchase of a policy or policies of insurance.

                                  ARTICLE VII.

                               CLAIMS AND APPEALS

         7.1 CLAIMS FOR BENEFITS. Any claimant (or his or her authorized representative) who believes himself or herself to be entitled to receive benefits under the Plan, or benefits that are different from the benefits that he or she has received, may submit a claim for such benefits by writing to the Director of Human Resources of the Employer (the "Claims Reviewer").

              (a) TIME LIMITS FOR SUBMISSION OF INITIAL CLAIM. No claim shall be valid unless it is submitted within 90 days following the receipt of any disputed benefit.

              (b) TIME LIMITS FOR DECISION ON INITIAL CLAIM. If any claim is denied, in whole or in part, written notice of such denial shall be given to the claimant within 90 days, except that, if special circumstances require that the time for consideration of the claim be extended, notice of the extension shall be given in writing within 90 days, and notice of such denial shall thereafter be given within 180 days. Each period of 90 or 180 days referred to in the preceding sentence shall begin to run on the day the claim is received by the Claims Reviewer. A written notice of denial shall set forth, in a manner calculated to be understood by the


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

         claimant, specific reasons for the denial, specific references to the Plan provisions on which it is based, a description of any information or material necessary to perfect the claim and an explanation of why such material is necessary, an explanation of the Plan's review procedure and a statement regarding the claimant's right to bring a civil action under section 502(a) of ERISA following the denial of an appeal under Section 7.2. A notice that additional time is necessary for consideration of a claim shall indicate the special circumstances requiring the extension of time and the date by which the Claims Reviewer expects to render his or her decision on the claim.

         7.2 REVIEW OF DENIED CLAIMS. Whenever a claim for benefits has been denied, in whole or in part, pursuant to Section 7.1, the claimant shall have the right to request a full and fair review of the claim and denial by submitting a written request for review to the Plan Administrator, at the following address: "Plan Administrator, Union Bank of California, N.A. Separation Pay Plan, c/o Director of Human Resources, Union Bank of California, N.A., 400 California Street, San Francisco, California 94104." A request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the claimant deems pertinent. The Plan Administrator may require the claimant to submit such additional facts, documents or other material it may deem necessary or appropriate in making its review. The claimant may submit written comments, documents, records and other information related to the benefit claim on appeal. The claimant must be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the benefit claim that are not privileged. A document is considered relevant to the claim if it (i) was relied upon in making the benefit determination; (ii) was submitted, considered or generated in the course of making the benefit determination, without regard as to whether it was relied upon making the decision; or (iii) demonstrates compliance in making the benefit decision with the requirement that the benefit determination must follow the terms of the Plan and be consistent when applied to similarly situated claimants.

              (a) TIME LIMITS FOR SUBMISSION OF REQUEST FOR REVIEW. The Plan Administrator shall have no obligation to provide a review of any claim that has been denied under Section 7.1, unless a written request for review is submitted within 90 days following the initial denial.

              (b) DECISION ON REVIEW. If the Plan Administrator affirms the denial of a claim, in whole or in part, it shall give written notice of its decision to the claimant within 60 days, except that, if special circumstances require that the time for consideration of the request for review be extended, notice of the extension shall be given in writing within 60 days, and notice of such decision shall be given within 120 days. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision on the application for benefits. Each period of 60 or 120 days referred to in this paragraph shall begin to run on the day the claim is received by the Plan Administrator. A written notice affirming the denial of a claim shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for the denial, specific references to the Plan provisions on which it is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the benefit claim and a statement regarding the claimant's right to bring a civil action under section 502(a) of ERISA following the denial of the appeal. A document is considered relevant to the claim if it (i) was relied upon in making the benefit determination;
         (ii) was submitted, considered or generated in the course of making the benefit determination, without regard as to whether it was relied upon making the decision; or (iii) demonstrates compliance in making the benefit decision with the requirement that the benefit determination must follow the terms of the Plan and be consistent when applied to similarly situated claimants. If no decision is reported within the period of time provided by this Section 7.2(b), the claim shall be deemed to be denied upon the expiration of such period.

         7.3 EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written claim in accordance with this Section 7.1(a), (ii) has been notified that the claim is denied, (iii) has filed a written request for review of the claim in accordance with Section 7.2, and (iv) has been notified in writing that the Plan Administrator has affirmed the denial of the claim.

                                 ARTICLE VIII.

                               GENERAL PROVISIONS

         8.1 LEGAL CONSTRUCTION OF THE PLAN. The Plan shall be governed and construed in accordance with ERISA.

         8.2 NO RIGHTS CREATED OR ACCRUED. Nothing in the Plan shall be construed as giving to an employee of any Participating Employer a right to receive any benefit other than the benefits specifically provided under the terms of the Plan. Nothing in the Plan shall be construed to limit in any manner the right of any Participating Employer to discharge, demote, downgrade, transfer, relocate, or in any other manner treat or deal with any person in its employ, without regard to the effect such treatment or dealing may have upon such person as someone who might otherwise have become (or remained) a Participant in the Plan, which right is hereby reserved. No benefits shall be deemed to accrue under the Plan at any time except the time at which they become payable under the Plan, no right to a benefit under the Plan shall be deemed to vest prior to the

Participant's Termination Date, and any vested benefit is subject to such forfeiture conditions established by the Employer in its sole discretion under this Plan or pursuant to written guidelines.

         8.3 BENEFITS NOT CONTINGENT UPON RETIREMENT. No right to a benefit under the Plan shall depend (or shall be deemed to depend) upon whether a Participant retires or elects to receive retirement benefits under the terms of any employee pension benefit plan.

         8.4 RELATION OF THE PLAN TO DESCRIPTIVE MATTER. The Plan shall contain no terms or provisions except those set forth herein, or as hereafter amended in accordance with the provisions of Article IX. If any description made in any other document is deemed to be in conflict with any provision of the Plan, the provisions of the Plan shall control.

         8.5 NONALIENATION OF BENEFITS. No benefits payable under the Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge or other encumbrance, and any attempt to do so shall be void and unenforceable.

                                  ARTICLE IX.

                      AMENDMENT, SUSPENSION AND TERMINATION

         9.1 AMENDMENT, SUSPENSION AND TERMINATION. The Employer reserves the right to amend, suspend or terminate the Plan, in whole or in part, and for any reason by action of its Board of Directors.

         9.2 PARTICIPATING EMPLOYER WITHDRAWAL. Each Participating Employer may withdraw its participation in the Plan by action of its board of directors and, as of withdrawal date set by the board of directors, the employees of the Participating Employer shall not be Eligible Employees under the Plan.

         9.3 EFFECT OF AMENDMENT, SUSPENSION, TERMINATION OR WITHDRAWAL. If a Participant's Termination Date has occurred and the Participant is entitled to receive benefits under the Plan, no amendment to the Plan, no suspension of the Plan, no termination of the Plan, and no withdrawal from the Plan shall thereafter operate to diminish or eliminate such Participant's entitlement to such benefits.

                                   ARTICLE X.

                                    EXECUTION


         To record the adoption of the Plan, the _______________ of the Employer has executed this document on this ______ day of _____________, 2005.


                                      UNION BANK OF CALIFORNIA, N.A.



                                      By
                                        ________________________________________
                                        Paul E. Fearer, Executive Vice President
                                        Director of Human Resources

POLICY MAKING OFFICER LEVEL:


================================================================================
                           POLICY MAKING OFFICER LEVEL
================================================================================
   All Policy-Making Officers will be eligible to receive 104 weeks of Salary
             Continuation regardless of number of years of service
================================================================================

                 ADDITIONAL BENEFITS FOR POLICY MAKING OFFICERS

         Policy Making Officers may receive a pro rata share of incentive or bonus pay for which they normally would have been eligible, but only for services performed up to the Termination Date and for that calendar year. For example, if a Policy Making Officer participates in a departmental incentive pay plan and his/her Termination Date falls on October 31 of the applicable calendar year, he/she shall be eligible for a prorated incentive payment of 10/12 of the individual amount which could have been awarded under the incentive plan for that calendar year, in the absence of a termination of employment.

         In addition, for Policy Making Officers who are participants in an incentive pay plan, or the Senior Management Bonus Plan, an amount of 1/52 of the average of the last 3 annual bonuses/payments the employee actually received, will be added to the employee's weekly base pay for each week the employee receives salary continuation. For those affected employees who have actually received bonuses/payments for fewer than the three years, an average will be calculated for the number of years they have actually received a bonus/payment, and then 1/52 of this amount will be added to the base pay to calculate the amount of weekly salary continuation. For example, if a Policy Making Officer received bonuses over the last three years of $10,000, $5,000 and $15,000, the average bonus for that period is $10,000. This number is then divided by 52 (weeks) to arrive at the amount to be added to the weekly base pay for the employee. However, in no instance will the bonus average used to calculate the amount to be added to base pay on a pro-rated basis exceed 100% of annual base pay.


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